    As filed with the Securities and Exchange Commission on August __, 2001


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            ----------------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                            ----------------------

                         SERACARE LIFE SCIENCES, INC.
            (Exact name of registrant as specified in its charter)


           California                                      33-0056054
--------------------------------                -------------------------------
 (State or Other Jurisdiction of                (I.R.S. Employer Identification
 Incorporation or Organization)                          No.)




  1935 Avenida del Oro, Suite F
     Oceanside, California                                   92056
--------------------------------                -------------------------------
     (Address of Principal                                 (Zip Code)
       Executive Offices)




      Registrant's telephone number, including area code: (760) 806-8922

                            ----------------------

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, no par value per share
-------------------------------------------------------------------------------
                               (Title of Class)

                         SERACARE LIFE SCIENCES, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                   AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                             AND ITEMS OF FORM 10

Item No.             Caption                                                Location in Information Statement
-------- ---------------------------------------------------------------  -------------------------------------
1.       Business                                                         "Summary," "Risk Factors," "Management's
                                                                          Discussion and Analysis of Financial
                                                                          Condition and Results of Operations" and
                                                                          "Description of Our Business"

2.       Financial Information                                            "Management's Discussion and Analysis of
                                                                          Financial Condition and Results of
                                                                          Operations," "Selected Financial Data,"
                                                                          and "Index to Our Financial Statements"

3.       Properties                                                       "Our Business--Our Facilities"

4.       Security Ownership of Certain Beneficial Owners and              "Security Ownership of Certain
         Management                                                       Beneficial Owners and Management"

5.       Directors and Executive Officers                                 "Management" and "Liability and
                                                                          Indemnification of Our Officers and
                                                                          Directors"

6.       Executive Compensation                                           "Management"

7.       Certain Relationships and Related Transactions                   "Summary," "Arrangements with SeraCare
                                                                          relating to the Spin-Off," and  "Certain
                                                                          Relationships and Related Transactions"

8.       Legal Proceedings                                                "Description of Our Business--Legal
                                                                           Proceedings"

9.       Market Price of and Dividends on the Registrant's Common         "The Spin-Off--Listing and Trading of Our
         Equity and Related Stockholder Matters                           Common Stock"

10.      Recent Sales of Unregistered Securities                          Not Included (see below)

11.      Description of Registrant's Securities to be Registered          "Description of Our Capital Stock"

12.      Indemnification of Directors and Officers                        "Liability and Indemnification of Our
                                                                          Officers and Directors"

13.      Financial Statements and Supplementary Data                      "Management's Discussion and Analysis of
                                                                          Financial Condition and Results of
                                                                          Operations," "Selected Financial Data,"
                                                                          and "Index to Our Financial Statements"

14.      Changes in and Disagreements With Accountants                    Not applicable
         on Accounting and Financial Disclosure

15.      Financial Statements and Exhibits                                "Index to Our Financial Statements" and
                                                                          "Index to Our Exhibits"




Item 10           Recent Sales of Unregistered Securities

                  None.

Item 15           Financial Statements and Exhibits

         (a)      Financial Statements filed as part of this Registration
Statement

                                                                           Page

Report of Independent Certified Public Accountants ........................ F-2


Audited Financial Statements
For fiscal years ending February 28, 2001, February 29, 2000, and
February 28, 1999

         Statements of Operations ......................................... F-3

         Balance Sheets ................................................... F-4

         Statements of Shareholders' Equity ............................... F-5

         Statements of Cash Flows ......................................... F-6

         Summary of Accounting Policies ................................... F-7

         Notes to Financial Statements .................................... F-10



Unaudited Financial Statements
For the three months ending May 31, 2001 and May 31, 2000

         Financial Statement Index ........................................ F-17

         Statements of  Operations ........................................ F-18

         Balance Sheets ................................................... F-19

         Statements of Shareholders' Equity ............................... F-20

         Statements of Cash Flows ......................................... F-21

         Notes to Financial Statements .................................... F-22



         (b)      Exhibits

Exhibit    Description
-------    -----------
Number
------

3.1        Articles of Incorporation.

3.2 Amended and Restated Articles of Incorporation to be effective at the time of the spin-off.

3.3        Bylaws.

3.4 Amended and Restated Bylaws to be effective at the time of the spin-off.

10.1 Employment Agreement between American Blood Institute, Inc., Avre Inc., Binary Associates, Inc., and Jerry L. Burdick dated November 14, 1995.

10.1.1     Amendment to Employment Agreement dated January 12, 2001.

10.2 Employment Agreement between American Blood Institute, Inc., Avre Inc., Binary Associates, Inc., and Barry Plost dated February 5, 1996.

10.2.1     Amendment to Employment Agreement dated January 12, 2001.

10.3 Employment Agreement between SeraCare, Inc. and Michael F. Crowley II dated November 1, 2000.

10.4*      Albumin Supply Agreement with Instituto Grifols, S.A. dated June 22,
           1999.

10.4.1 Amendment No. 1 dated June 10, 2001 to Albumin Supply Agreement dated June 22, 1999.

10.5* Collaboration Agreement between Quest Diagnostics, Inc. and SeraCare, Inc. dated January 1, 2001.

10.6** Agreement between AMPC, Inc, (n.k.a. Proliant) and SeraCare, Inc. dated October 1999.

10.7 Standard Industrial/Commercial Multi-Tennant Lease - Gross between Del Oro Gateway Partners, L.P. and The Western States Group, Inc., n/k/a SeraCare Life Sciences, Inc. dated as of April 16, 1998, and addendums thereto dated on or about October 12, 1998 and January 7, 1999.

10.7.1 Assignment and Assumption Agreement dated October 19, 1999 among Del Oro Gateway Partners, L.P. and Arthur Kazarian as Trustee for the General Wood Investment Trust.

10.8 Master Separation and Distribution Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.9 General Assignment and Assumption Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.10 Trademark License Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.11 Employee Matters Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.12 Tax Sharing Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.13 Supply and Services Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

99.1       SeraCare Life Sciences, Inc. Information Statement dated ______,
           2001.

*Confidential Treatment Requested
** To be filed by amendment

                                  SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 3, 2001.


                                             SERACARE LIFE SCIENCES, INC.

                                             By:   /s/ JERRY BURDICK
                                                  ------------------------------
                                                   Name: Jerry Burdick
                                                   Title:Chief Financial Officer

                               INDEX OF EXHIBITS


Exhibit    Description
-------    -----------
Number
------

3.1        Articles of Incorporation.

3.2 Amended and Restated Articles of Incorporation to be effective at the time of the spin-off.

3.3        Bylaws.

3.4 Amended and Restated Bylaws to be effective at the time of the spin-off.

10.1 Employment Agreement between American Blood Institute, Inc., Avre Inc., Binary Associates, Inc., and Jerry L. Burdick dated November 14, 1995.

10.1.1     Amendment to Employment Agreement dated January 12, 2001.

10.2 Employment Agreement between American Blood Institute, Inc., Avre Inc., Binary Associates, Inc., and Barry Plost dated February 5, 1996.

10.2.1     Amendment to Employment Agreement dated January 12, 2001.

10.3 Employment Agreement between SeraCare, Inc. and Michael F. Crowley II dated November 1, 2000.

10.4*      Albumin Supply Agreement with Instituto Grifols, S.A. dated June 22,
           1999.

10.4.1 Amendment No. 1 dated June 10, 2001 to Albumin Supply Agreement dated June 22, 1999.

10.5* Collaboration Agreement between Quest Diagnostics, Inc. and SeraCare, Inc. dated January 1, 2001.

10.6** Agreement between AMPC, Inc, (n.k.a. Proliant) and SeraCare, Inc. dated October 1999.

10.7 Standard Industrial/Commercial Multi-Tennant Lease - Gross between Del Oro Gateway Partners, L.P. and The Western States Group, Inc., n/k/a SeraCare Life Sciences, Inc. dated as of April 16, 1998, and addendums thereto dated on or about October 12, 1998 and January 7, 1999.

10.7.1 Assignment and Assumption Agreement dated October 19, 1999 among Del Oro Gateway Partners, L.P. and Arthur Kazarian as Trustee for the General Wood Investment Trust.

10.8 Master Separation and Distribution Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.9 General Assignment and Assumption Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.10 Trademark License Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.11 Employee Matters Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.12 Tax Sharing Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

10.13 Supply and Services Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated June 10, 2001.

99.1       SeraCare Life Sciences, Inc. Information Statement dated ______,
           2001.


--------------------
*Confidential Treatment Requested
** To be filed by amendment